UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 8, 2003 —————————

DELPHI CORPORATION
————————————
(Exact name of registrant as specified in its charter)

DELAWARE	1-14787	38-3430473

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5725 Delphi Drive, Troy, Michigan	48098

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(248) 813-2000

ITEM 5. OTHER EVENTS

Yesterday we received a copy of the Ninth Circuit Court of Appeals’ decision affirming the award of a lower court to a former supplier (Nelco Technology, Inc.) of approximately $37 million, inclusive of accrued interest, in connection with a commercial dispute. This case was previously disclosed in our public filings. We are disappointed with the Court’s decision and are evaluating our legal options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION

Date:	May 9, 2003	(Registrant)

By /s/ John D. Sheehan

(John D. Sheehan, Chief Accounting Officer and Controller)